UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2005

XENOGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-32239	77-0412269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

860 Atlantic Avenue, Alameda, California

94501

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 291-6100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 4, 2005, AntiCancer, Inc. (“AntiCancer”) informed Xenogen Corporation (“Xenogen”) that it would file a lawsuit against Xenogen in the U.S. District Court for the Southern District of California alleging infringement of unidentified patents of AntiCancer. Xenogen believes that the complaint will seek damages and injunctive relief against the alleged infringement. If the lawsuit is filed, Xenogen intends to vigorously defend itself against such infringement claims, including by contesting the validity of AntiCancer’s patents. As previously disclosed in Xenogen’s filings with the Securities and Exchange Commission, AntiCancer is the plaintiff in an on-going lawsuit filed in the Superior Court of California, County of San Diego against Xenogen and other third parties, seeking damages on account of unspecified alleged false statements made by unidentified employees and/or third parties regarding AntiCancer’s products. The court recently denied Xenogen’s motion for summary judgment of that case, and trial is scheduled to begin on September 19, 2005. Xenogen is mounting a vigorous defense in that matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOGEN CORPORATION
a Delaware corporation

Date: March 7, 2005	By:	/s/ William A. Albright
William A. Albright, Jr.
Senior Vice President and
Chief Financial Officer